SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549




                                    FORM 8-K




                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report:  February 17, 1998

                             COACHMAN INCORPORATED
              (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                  (State or Other Jurisdiction of Incorporation)

                   1-9593                      73-1244422
          Commission File Number)   (I.R.S. Employer Identification No.)

               301 NW 63rd ST., STE. 500 OKLAHOMA CITY, OK 73116
            (Address of Principal Executive Offices)    (Zip Code)

                                (405) 840-4667
               (Registrant's Telephone Number, Including Area Code)

                                      NONE
           (Former Name or Former Address, if Changed since Last Report)



Item 5.  Other Events.

Acquisition

On December 2, 1997: Olympic Mills Corporation, Coachman Incorporated's subsidiary, purchased the textile machinery and equipment, cut and sew machinery and equipment, electronic embroidery equipment and certain other assets of the Phillip Van Heusen Corporation, located in Barranquitas, Puerto Rico. Although reporting of this acquisition was not required, due to size, management felt that is was important to the understanding of the corporation's current and future business strategy of vertically integrating within the textile and apparel business.

The assets were purchased from the Phillip Van Heusen Corporation and Phillip Van Heusen Puerto Rico LLC., which are not affiliated with the Corporation, by Barranquitas Manufacturing, Inc., a newly formed subsidiary of Olympic Mills Corporaton. The price was determined through arms length negotiation. The purchase price was $512,000. to be paid in one year by discounting an amount per unit of sweaters to be sold to the sellers. The government of Puerto Rico also provided certain financial incentives to the purchaser.

The assets purchased had been used and will continue to be used in the manufacture of sweaters. The assets acquisition fits into Olympic Mills Corporation's plan to expand vertically in the textile and apparel business. Most of the employees will be retained by the purchaser.







                               SIGNATURES

                                FORM 8-K


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          COACHMAN INCORPORATED
                               (Registrant)



February 17, 1998        By: /s/Dennis D. Bradford
                         Dennis D. Bradford
                         Chief Executive Officer